Exhibit 23.1

March 8, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Security Devices International Inc.

To Whom It May Concern:

Schwartz Levitsky Feldman LLP hereby consents to the use in the Form S-1 Registration Statement under the Securities Act of 1933 of Security Devices International Inc. (the “Company”) of our report dated February 26, 2013, relating to the financial statements of Security Devices International Inc., a Delaware Corporation, as of and for the years ended November 30, 2012 and 2011, and the reference to us under the caption “Experts”.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario	Chartered Accountants
Licensed Public Accountants